AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 18, 2008

REGISTRATION NO. 333-142224
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM SB-2
  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TEKOIL & GAS CORPORATION
(Name of small business issuer in its charter)

Delaware	1311	34-2035350
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

25050 I-45 North
Suite 525
The Woodlands, TX 77380
(281) 364-6950
(Address and telephone number of principal executive offices)

Mark S. Western
President and Chief Executive Officer
25050 I-45 North
Suite 525
The Woodlands, TX 77380
(281) 364-6950
(Name, address and telephone number of agent for service)

Copies to:
Kenneth C. Wright, Esq.
Baker & Hostetler LLP
Suntrust Center
Suite 2300
200 South Orange Avenue
Orlando, FL 32801-3432
(407) 841-0168

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: Not Applicable.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

On July 13, 2007, Tekoil & Gas Corporation (the “Company” or the “Registrant”) filed an amended Registration Statement on Form SB-2, Registration No. 333-142224 (“Registration Statement No. 333-142224”), for the resale of 33,445,375 shares of common stock, par value $0.000001, of the Company (“Common Stock”). The Securities and Exchange Commission declared this Registration Statement effective on July 17, 2007.

On July 26, 2007, the Company filed a new Registration Statement on Form SB-2, Registration No. 333-144881 (the “Subsequent Registration Statement”), which was amended to include the unsold shares previously registered under Registration Statement No. 333-142224. The Securities and Exchange Commission declared the Subsequent Registration Statement effective on January 11, 2008.

This Post-Effective Amendment No. 2 is being filed to terminate the effectiveness of Registration Statement No. 333-142224 and to deregister all of the shares remaining unsold thereunder, as of the effective date of this Post-Effective Amendment No. 2, which shares are now included under the Subsequent Registration Statement described above.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, in the city of Orlando, State of Florida, on January 18, 2008.

TEKOIL & GAS CORPORATION

By:	/s/ Mark S. Western
Mark S. Western
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark S. Western his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark S. Western	Chief Executive Officer	January 18, 2008
Mark S. Western	Chairman of the Board

/s/ Francis G. Clear	Chief Operating Officer	January 18, 2008
Francis G. Clear	Director

/s/ Gerald Goodman	Chief Financial Officer	January 18, 2008
Gerald Goodman	Director Principal Accounting Officer

/s/ Richard Creitzman	Director	January 18, 2008
Richard Creitzman

/s/ Michael Vosbein	Executive Vice President	January 18, 2008
Michael Vosbein	Director